Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223110

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2020

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 20, 2018)

11,000,000 Shares

Common Shares

        Essent Group Ltd. is hereby offering 11,000,000 common shares, par value $0.015 per share ("common shares").

        Our common shares are listed on the New York Stock Exchange ("NYSE") under the symbol "ESNT". The last reported sale price of our common shares on May 27, 2020 was $37.42 per share.

        This prospectus supplement amends and supplements, and should be read in conjunction with, the prospectus included in our registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (Registration No. 333-223110) on February 20, 2018.

        Investing in our common shares involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement, on page 4 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission (the "SEC") that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to Essent Group Ltd.	$	$

(1)
We refer you to the section entitled "Underwriting (Conflicts of Interest)" beginning on page S-28 of this prospectus supplement for additional information regarding underwriting compensation.

        To the extent that the underwriters sell more than 11,000,000 common shares, the underwriters have an option to buy up to an additional 1,650,000 common shares from us at the initial price to the public less the underwriting discount, within 30 days from the date of this prospectus supplement.

        Mark Casale, our chief executive officer, has indicated that he may purchase in this offering up to approximately 50,000 common shares at the same price as the price to the public. The underwriters will not receive any underwriting discounts or commissions on any shares sold to Mr. Casale. The number of shares available for sale to the general public will be reduced to the extent that Mr. Casale purchases such shares. See "Underwriting (Conflicts of Interest)."

        Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda, or the Bermuda Monetary Authority (the "BMA"), nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the common shares against payment therefor in book-entry form only through the facilities of The Depository Trust Company on or about                        , 2020.

Goldman Sachs & Co. LLC	J.P. Morgan

Prospectus Supplement dated May    , 2020

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless the context otherwise indicates or requires, the terms "we," "our," "us," "Essent," and the "Company," as used in this prospectus supplement, refer to Essent Group Ltd. and its directly and indirectly owned subsidiaries, including our primary operating subsidiary, Essent Guaranty, Inc. When we use the term "Essent Group," we are only referring to Essent Group Ltd. and not its subsidiaries.

        This document is comprised of two parts, a prospectus supplement and an accompanying prospectus dated February 20, 2018. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. We may offer and sell our common shares in one offering and resale in accordance with such Form S-3 registration statement.

        This prospectus supplement describes the specific terms of this offering and certain other matters relating to us and our financial condition, and adds to and updates information contained in the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus provides more general information about the securities we may offer from time to time under the registration statement, some of which may not apply to the common shares covered by this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in "Where You Can Find More Information" and the documents listed in "Information Incorporated by Reference" before you decide whether to invest in our common shares.

        In making an investment decision, you must rely on your own examination of the Company and the terms of this offering and our common shares, including the merits and risks involved. We are not making any representation to any purchaser of the common shares regarding the legality of an investment in common shares by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in our common shares.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any free writing prospectus that we authorize to be distributed to you. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the common shares or soliciting an offer to buy the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since such respective dates.

 TRADEMARKS

        We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, including Essent® and Essent Group®, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the "®" or "TM" symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not

S-ii

intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

MARKET, INDUSTRY AND OTHER DATA

        This prospectus supplement includes market and industry data and forecasts that we have developed from independent research firms, publicly available information, various industry publications, other published industry sources or our internal data and estimates. Independent research reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Our internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and our management's understanding of industry conditions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as "anticipate," "may," "will," "could," "should," "would," "expect," "intend," "plan," "goal," "contemplate," "believe," "estimate," "predict," "project," "potential," "continue," "seek," "strategy," "future," "likely" or the negative or other variations on these words or other similar comparable terminology. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

  •
  the duration, spread and severity of the outbreak of novel coronavirus disease 2019 ("COVID-19"), which is currently ongoing and still evolving; the actions taken to contain the virus or treat its impact, including government and GSE actions to mitigate the economic impact of the outbreak; the nature and extent of the forbearance and modification options available to borrowers affected by the outbreak on mortgages we insure; reserve and other accounting estimates relating to the impact of the COVID-19 outbreak; borrower behavior in response to the outbreak and its economic impact; how quickly and to what extent normal economic and operating conditions can resume, including whether any future outbreaks interrupt economic recovery; how quickly and to what extent affected borrowers can recover from the negative economic impact of the outbreak; and whether and to what extent the outbreak and related economic conditions will exacerbate other risks and uncertainties facing our business, financial condition and business strategy;

S-iii

  •
  any amendments to the Private Mortgage Insurer Eligibility Requirements ("PMIERs"), published by Fannie Mae and Freddie Mac, which we refer to collectively as the "GSEs", and as may be amended from time to time, related to the pandemic, such as extending disaster related capital charges to all loans in pandemic-related forbearance programs and other amendments that include restrictions on our mortgage insurance business, operations and capital position;

  •
  changes in or to the GSEs, whether through Federal legislation, restructurings or a shift in business practices;

  •
  failure to continue to meet the mortgage insurer eligibility requirements of the GSEs;

  •
  competition for our customers or the loss of a significant customer;

  •
  lenders or investors seeking alternatives to private mortgage insurance;

  •
  increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration;

  •
  decline in the volume of low down payment mortgage originations;

  •
  uncertainty of loss reserve estimates;

  •
  decrease in the length of time our insurance policies are in force;

  •
  deteriorating economic conditions;

  •
  the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs;

  •
  the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance;

  •
  the implementation of the Basel III Capital Accord, which may discourage the use of private mortgage insurance;

  •
  management of risk in our investment portfolio;

  •
  fluctuations in interest rates;

  •
  inadequacy of the premiums we charge to compensate for our losses incurred;

  •
  dependence on management team and qualified personnel;

  •
  disturbance to our information technology systems;

  •
  change in our customers' capital requirements discouraging the use of mortgage insurance;

  •
  declines in the value of borrowers' homes;

  •
  limited availability of capital or risk transfer capacity, including from the insurance-linked notes and reinsurance markets;

  •
  unanticipated claims arise under and risks associated with our contract underwriting program;

  •
  industry practice that loss reserves are established only upon a loan default;

  •
  disruption in mortgage loan servicing, as a result of COVID-19 or otherwise;

  •
  risk of future legal proceedings;

  •
  customers' technological demands;

  •
  our non-U.S. operations becoming subject to U.S. federal income taxation;

S-iv

  •
  becoming or being considered a passive foreign investment company for U.S. federal income tax purposes;

  •
  potential restrictions on the ability of our insurance subsidiaries to pay dividends; and

  •
  other risk factors listed under "Risk Factors" and elsewhere in this prospectus supplement.

        For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under "Risk Factors" in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2019, and the discussion under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC.

        Forward-looking statements speak only as of the date of this prospectus supplement. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus supplement, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus supplement or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, and does not contain all of the information that you should consider before investing in our common shares. You should read this entire prospectus supplement, including the sections entitled "Risk Factors," the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

 Overview

        We are an established and growing private mortgage insurance company. Private mortgage insurance plays a critical role in the U.S. housing finance system. Essent and other private mortgage insurers provide credit protection to lenders and mortgage investors by covering a portion of the unpaid principal balance of a mortgage and certain related expenses in the event of a default. In doing so, we provide private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners.

        Private mortgage insurance helps extend affordable home ownership by facilitating the sale of low down payment loans into the secondary market. The GSEs, which are U.S. federal government-sponsored enterprises, purchase residential mortgages from banks and other lenders and guaranty mortgage-backed securities that are offered to investors in the secondary mortgage market. The GSEs are restricted by their charters from purchasing or guaranteeing low down payment loans, defined as loans with less than a 20% down payment, that are not covered by certain credit protections. Private mortgage insurance satisfies the GSEs' credit protection requirements for low down payment loans, supporting a robust secondary mortgage market in the United States.

        Our primary U.S. mortgage insurance subsidiary, Essent Guaranty, Inc., which we refer to as "Essent Guaranty," received its certificate of authority from the Pennsylvania Insurance Department in July 2009. We subsequently acquired our mortgage insurance platform from a former private mortgage insurance industry participant and, in 2010, became the first private mortgage insurer to be approved since 1995 by the GSEs. We are licensed to write coverage in all 50 states and the District of Columbia.

        For the years ended December 31, 2019, 2018 and 2017 and the three months ended March 31, 2020, we generated new insurance written, or NIW, of approximately $63.6 billion, $47.5 billion $43.9 billion and $13.5 billion, respectively. As of March 31, 2020, we had approximately $165.6 billion of insurance in force. The financial strength ratings of Essent Guaranty are A3 with a stable outlook by Moody's Investors Service ("Moody's"), BBB+ with a negative outlook by S&P Global Ratings ("S&P") and A (Excellent) with a stable outlook by A.M. Best.

        We also offer mortgage-related insurance and reinsurance through our wholly-owned Bermuda-based subsidiary, Essent Reinsurance Ltd., which we refer to as "Essent Re." As of March 31, 2020, Essent Re provided insurance or reinsurance relating to GSE credit risk sharing and other reinsurance transactions covering approximately $1.1 billion of risk. Essent Re also reinsures 25% of Essent Guaranty, Inc.'s NIW under a quota share reinsurance agreement. The financial strength ratings of Essent Re are BBB+ with a negative outlook by S&P and A (Excellent) with a stable outlook by A.M. Best.

        Our holding company is domiciled in Bermuda and our U.S. insurance business is headquartered in Radnor, Pennsylvania. We operate additional underwriting and service centers in Winston-Salem, North Carolina and Irvine, California. We have a highly experienced, talented team of 381 employees as of March 31, 2020.

 Corporate and Other Information

        Essent Group Ltd. was incorporated and organized as an exempted company limited by shares under the laws of Bermuda on July 1, 2008. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our website address is www.essentgroup.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. We do not incorporate the information contained on, or accessible through, our corporate website into, and you should not consider it to be part of, this prospectus supplement or the accompanying prospectus.

 Summary of the Offering

        Summary details of the offering of our common shares under this prospectus supplement and the accompanying prospectus are set forth below.

Issuer	Essent Group Ltd.
Securities offered	11,000,000 shares.
To the extent that the underwriters sell more than 11,000,000 common shares, the underwriters have a 30-day option to purchase an additional 1,650,000 common shares from us.
Common shares to be outstanding after this offering	109,623,804 shares (or 111,273,804 shares if the underwriters' option to purchase additional shares is exercised in full).
Public offering price per share	$ .
Use of proceeds

We estimate net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $             million, or $             million if the underwriters' option to purchase additional shares is exercised in full.

We intend to use the net proceeds from this offering for general corporate purposes, which may include (i) capital contributions to support our insurance and reinsurance subsidiaries, and (ii) repaying up to $200 million outstanding under the amended and restated credit facility entered into by us and the lenders parties thereto (our "revolving credit facility"), which matures on May 17, 2021 and which bears interest at a floating rate currently equal to 2.24% per annum. See "Use of Proceeds."

Dividend policy

Our Board of Directors has declared regular quarterly dividends since August 2019. In May 2020, our Board of Directors declared a dividend of $0.16 per share payable on June 12, 2020 to shareholders of record as of June 2, 2020. If this offering closes on or before June 2, 2020, investors in this offering will be entitled to such dividend. If this offering closes after June 2, 2020, investors in this offering will not be entitled to such divided. This reflects both our commitment to returning capital to our shareholders and the Board's confidence in our business plan.

Payment of dividends in the future will depend on our earnings and financial position and such other factors as our Board of Directors deems relevant. Moreover, our ability to continue to pay dividends may be restricted by, among other things, regulatory limits on the amount of dividends that our insurance and reinsurance company subsidiaries are permitted to pay to us, as their parent company, under applicable insurance laws and regulations.

New York Stock Exchange Symbol for the Common Shares	ESNT
Conflicts of Interest

Affiliates of certain of the underwriters may each receive 5% or more of the net proceeds of this offering in connection with the repayment of our revolving credit facility and, therefore, have a "conflict of interest" in this offering within the meaning of FINRA Rule 5121. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to Rule 5121, any underwriter with a conflict of interest will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior written approval of the customer.

        The number of common shares outstanding after this offering is based on 98,623,304 shares outstanding as of May 27, 2020. This number excludes (a) 506,457 shares issuable upon the vesting of restricted share units that are outstanding as of such date, and (b) 3,716,116 shares reserved for future issuance under our equity compensation plans.

        For additional information concerning our common shares, see "Description of Our Share Capital" in the prospectus included in our registration statement on Form S-3. For a description of the tax considerations reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of our common shares, see "Certain Tax Considerations" in this prospectus supplement.

Summary Consolidated Financial and Other Data

        The following tables set forth our summary consolidated financial and other data as of and for the periods indicated. The summary consolidated financial and other data as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 have been derived from our audited consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. Our historical results for any prior period are not necessarily indicative of results expected in any future period.

        The summary consolidated financial and other data as of and for the three months ended March 31, 2020 and 2019 have been derived from our unaudited condensed consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. We believe our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of the financial position and results of operations for such periods. The summary consolidated financial and other data as of and for the three months ended March 31, 2020 and 2019 are not necessarily indicative of the results expected as of and for the year ended December 31, 2020 or for any future period.

        The information set forth under "Insurance company capital-U.S. Mortgage Insurance Subsidiaries" below has been derived from the annual and quarterly statements of our insurance subsidiaries filed with the Pennsylvania Insurance Department. The accompanying data has been prepared in conformity with accounting practices prescribed or permitted by the Pennsylvania Insurance Department. Such practices vary from accounting principles generally accepted in the United States.

	Three Months Ended March 31,
			Year Ended December 31,
Selected income statement data (in thousands, except per-share amounts)
	2020	2019	2019	2018	2017
Net premiums written	$191,743	$177,644	$760,845	$685,287	$570,186
Decrease (Increase) in unearned premiums	14,753	147	16,580	(35,795)	(40,056)

Net premiums earned	206,496	177,791	777,425	649,492	530,130

Total revenues	228,840	200,526	867,567	719,353	576,511
Total losses and expenses	52,142	50,807	208,506	172,654	177,943
Income tax expense	27,175	21,999	103,348	79,336	18,821

Net income	$149,523	127,720	$555,713	$467,363	$379,747

Earnings per share:
Basic	$1.53	$1.31	$5.68	$4.80	$4.07
Diluted	$1.52	$1.30	$5.66	$4.77	$3.99
Weighted average shares outstanding:
Basic	97,949	97,595	$97,762	$97,403	$93,330
Diluted	98,326	98,104	$98,227	$97,974	$95,211
Dividends declared per common share	$0.16	—	$0.30	—	—

	As of March 31,		As of December 31,
Balance sheet data ($ in thousands)	2020	2019	2019	2018	2017
Total investments	$3,780,907	$3,008,824	$3,429,620	$2,791,018	$2,305,565
Cash	31,055	40,489	71,350	64,946	43,524
Total assets	4,186,934	3,353,245	3,873,425	3,149,971	2,674,368
Reserve for losses and LAE	73,341	53.484	69,362	49,464	46,850
Unearned premium reserve	264.134	295,320	278,887	295,467	259,672
Credit facility borrowings	424,380	223,807	224,237	223,664	248,591
Total stockholders' equity	$3,107,074	$2,527,803	$2,984,845	$2,365,717	$1,940,436

	Three Months Ended March 31,		Year Ended December 31,
Selected additional data ($ in thousands)	2020	2019	2019	2018	2017
New insurance written(1)	$13,549,299	$10,945,307	$63,569,183	$47,508,525	$43,858,322
Loss ratio(2)	3.9%	4.0%	4.2%	1.8%	5.1%
Expense ratio(3)	20.3%	23.1%	21.3%	23.2%	27.5%

Combined ratio	24.2%	27.1%	25.5%	25.0%	32.6%

	As of March 31,		As of December 31,
U.S. Mortgage Insurance portfolio ($ in thousands)	2020	2019	2019	2018	2017
Insurance in force (end of period)	$165,615,503	$143,181,641	$164,005,853	$137,720,786	$110,461,950
Risk in force (end of period)	$38,290,022	$34,744,417	$38,947,857	$33,892,869	$27,443,985
Policies in force	706,714	629,808	702,925	608,135	496,477
Loans in default (count)	5,841	4,096	5,947	4,024	4,783
Percentage of loans in default	0.83%	0.65%	0.85%	0.66%	0.96%

Insurance company capital ($ in thousands)
U.S. Mortgage Insurance Subsidiaries
Combined statutory capital(4)	$2,452,730	$1,987,048	$2,335,828	$1,886,929	$1,528,869
Risk-to-capital ratios:
Essent Guaranty, Inc.	12.1:1	14.0:1	13.1:1	14.4:1	14.7:1
Essent Guaranty of PA, Inc.	2.7:1	4.0:1	2.9:1	4.2:1	5.4:1
Combined(5)	11.7:1	13.5:1	12.6:1	13.9:1	14.2:1
Essent Reinsurance Ltd.
Stockholders' equity (GAAP basis)	$1,005,038	$846,579	$939,360	$798,612	$662,819
Net Risk in Force(6)	$10,589,736	$8,649,409	$10,314,942	$8,265,763	$6,299,437

(1)
New insurance written ("NIW") includes NIW on a flow basis (in which loans are insured in individual, loan-by-loan transactions) and bulk insurance that we write (in which each loan in a portfolio of loans is insured in a single transaction).

(2)
Loss ratio is calculated by dividing the provision for losses and loss adjustment expenses ("LAE") by net premiums earned.

(3)
Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

(4)
Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(5)
Combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by combined statutory capital.

(6)
Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.

RISK FACTORS

        Investing in our common shares involves risk. You should carefully consider the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, and the other information contained in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before deciding to invest in our common shares. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the trading price of our common shares to decline. You could lose all or part of your investment.

        The risks and uncertainties discussed below and in the documents incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks and cause the value of our securities, including the common shares offered by this prospectus supplement, to decline. The trading price of our common shares could decline due to any of these risks and you could lose all or part of your investment.

 Risks Relating to this Offering and Ownership of Our Common Shares

Our share price may be volatile or may decline regardless of operating performance.

        The market price of our common shares may fluctuate significantly in the future. Some of the factors that could negatively affect the market price of our common shares include:

  •
  the COVID-19 pandemic and the related impact on our business, results of operations, financial condition and liquidity;

  •
  actual or anticipated variations in our quarterly operating results;

  •
  changes in our earnings estimates or publication of research reports about us or the real estate industry;

  •
  changes in market valuations of similar companies;

  •
  any indebtedness we incur in the future;

  •
  changes in credit markets and interest rates;

  •
  changes in government policies, laws and regulations;

  •
  changes impacting Fannie Mae, Freddie Mac or Ginnie Mae;

  •
  additions to or departures of our key management personnel;

  •
  actions by shareholders;

  •
  speculation in the press or investment community;

  •
  strategic actions by us or our competitors;

  •
  changes in our credit ratings;

  •
  general market and economic conditions;

  •
  our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

  •
  our inclusion in or removal from equity indices, including the S&P MidCap 400 Index; and

  •
  price and volume fluctuations in the stock market generally.

        The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies, including volatility related to the COVID-19 pandemic and the related economic impact. These types of broad market fluctuations may adversely affect the trading price of our common shares.

        In the past, shareholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management's attention and resources and harm our business or results of operations.

Future sales of shares by existing shareholders could cause our share price to decline.

        Sales of substantial amounts of our common shares in the public market, or the perception that these sales could occur, could cause the market price of our common shares to decline. As of May 27, 2020, we had 98,623,304 outstanding common shares. This number excludes (a) 506,457 shares issuable upon the vesting of restricted share units that are outstanding as of such date, and (b) 3,716,116 shares reserved for future issuance under our equity compensation plans. We and our executive officers and directors immediately prior to consummation of this offering agreed to a "lock-up," meaning that, subject to certain exceptions, neither we nor they will sell any shares without the prior consent of the Underwriters until the date that is 60 days following the consummation of this offering. The Underwriters, may, in their sole discretion and at any time without notice, release all or any portion of the common shares subject to lock-up agreements entered into in connection with this offering. Following the expiration of the 60 day lock-up period, the common shares subject to the underwriters' lock-up agreements will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144 and subject to any restrictions on unvested shares issued under our share incentive plans.

        In the future, we may issue additional common shares or other equity or debt securities convertible into common shares in connection with a financing, acquisition, and litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing shareholders and could cause the trading price of our common shares to decline.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our share price and trading volume could decline.

        The trading market for our common shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of these analysts downgrades our shares or publishes misleading or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our shares could decrease, which could cause our share price or trading volume to decline.

Our ability to pay dividends is dependent on our receipt of dividends and other funds from our subsidiaries.

        Essent Group Ltd. is a holding company. As a result, our ability to pay dividends on our common shares in the future will depend on the earnings and cash flows of our operating subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to it. This ability is subject to general economic, financial, competitive, regulatory and other factors beyond our control. Furthermore, our subsidiaries are restricted by state insurance laws and regulations from declaring dividends to us. See "Risk Factors—Risks Relating to Our Business—Our holding company structure and certain regulatory and other constraints, including adverse business performance, could negatively impact our liquidity and potentially require us to raise more capital." in our Annual Report on Form 10-K for the year ended December 31, 2019. Accordingly, our operating subsidiaries may not be able to pay dividends up to Essent Group Ltd. in the future, which could prevent us from paying dividends on our common shares.

        Furthermore, our subsidiaries are restricted by state insurance laws and regulations from declaring dividends to us. See "Risk Factors—Risks Relating to Our Business—Our holding company structure and certain regulatory and other constraints, including adverse business performance, could negatively impact our liquidity and potentially require us to raise more capital." in our Annual Report on Form 10-K for the year ended December 31, 2019.

Holders of our shares may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

        We are a Bermuda exempted company. As a result, the rights of holders of our common shares are governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Certain of our directors are not residents of the United States, and a substantial portion of our assets are owned by subsidiaries domiciled outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

U.S. persons who own our shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

        The Companies Act 1981 of Bermuda (the "Companies Act"), which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act and our bye-laws which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

        Interested Directors.    Bermuda law provides that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the board. Under Delaware law such transaction would not be voidable if:

  •
  the material facts as to such interested director's relationship or interests were disclosed or were known to the board of directors and the board of directors had in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

  •
  such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction were specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

  •
  the transaction was fair as to the corporation as of the time it was authorized, approved or ratified. Under Delaware law, the interested director could be held liable for a transaction in which the director derived an improper personal benefit.

        Business Combinations with Large Shareholders or Affiliates.    As a Bermuda company, we may enter into business combinations with our large shareholders or affiliates, including mergers, asset sales and other transactions in which a large shareholder or affiliate receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders, without obtaining prior approval from our board of directors or from our shareholders. If we were a Delaware company, we would need prior approval from our board of directors or a supermajority of our shareholders to enter into a business combination with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute. Our bye-laws also include a provision restricting business combinations with interested shareholders consistent with the corresponding Delaware statute.

        Shareholders' Suits.    The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where an act is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, a court would consider acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The prevailing party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

        Indemnification of Directors.    We may indemnify our directors or officers or any person appointed to any committee by the board of directors acting in their capacity as such in relation to any of our affairs for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not be opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

We may repurchase a shareholder's common shares without the shareholder's consent.

        Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us at fair market value the minimum number of common shares which is necessary to avoid or cure any adverse tax consequences or materially adverse legal or regulatory treatment to us, our subsidiaries or our shareholders if our board of directors reasonably determines, in good faith, that failure to exercise our option would result in such adverse consequences or treatment.

Provisions in our bye-laws may reduce or increase the voting rights of our shares.

        In general, and except as provided under our bye-laws and as provided below, our shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, if, and so long as, the shares of a shareholder are treated as "controlled shares" (described below) of any U.S. Person that owns shares directly or indirectly through non-U.S. entities and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights with respect to the controlled shares owned by such U.S. Person will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, our board of directors may limit a shareholder's voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. "Controlled shares" include, among other things, all shares that a U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the "Code")). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares were not "controlled shares" of the 9.5% U.S. Shareholder so long as such reallocation does not cause any person to become a 9.5% U.S. Shareholder.

        Under these provisions, certain shareholders may have their voting rights limited, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. As a result of the enactment of the 2017 Act (as defined below), these provisions generally will no longer be effective in avoiding status as a 10% U.S. Shareholder (as defined below).

        We are authorized under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be reallocated under the bye-laws. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder's voting rights.

There are regulatory limitations on the ownership and transfer of our common shares.

        Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act and the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issues and transfers of shares of a Bermuda exempted company. However, the BMA has pursuant to its statement of June 1, 2005 given its general permission under the Exchange Control Act 1972 (and related regulations) for the issue and free transfer of our common shares to and among persons who are non-residents of Bermuda for exchange control purposes as long as the shares are listed on an appointed stock exchange, which includes the NYSE. This general permission would cease to apply if the Company were to cease to be so listed. We have obtained consent under the Bermuda Exchange Control Act 1972 (and its related regulations) from the BMA for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the NYSE. Bermuda insurance law requires that any person who becomes a holder of at least 10%, 20%, 33% or 50% of the common shares of an insurance or reinsurance company or its parent company must notify the BMA in writing within 45 days of becoming such a holder. The BMA may, by written notice, object to a person holding 10%, 20%, 33% or 50% of our common shares if it appears to the BMA that the person is not fit and proper to be such a holder. The BMA may require the holder to reduce their shareholding in us and may direct, among other things, that the voting rights attaching to their shares shall not be exercisable. A person that does not comply with such a notice or direction from the BMA will be guilty of an offense. In addition, any person who, directly or indirectly, has reduced or disposed of the voting rights of our common shares so that they will have reached or fallen below 10%, 20%, 33%, or 50% of our common shares must notify the BMA in writing within 45 days after such disposal.

        A person that does not comply with such notification or direction requirements from the BMA will be guilty of an offense.

        The insurance holding company laws and regulations of the Commonwealth of Pennsylvania, the state in which our insurance subsidiaries are domiciled, require that, before a person can acquire direct or indirect control of an insurer domiciled in the state, prior written approval must be obtained from the Pennsylvania Insurance Department. The state insurance regulators are required to consider various factors, including the financial strength of the acquirer, the integrity and management experience of the acquirer's board of directors and executive officers, and the acquirer's plans for the future operations of the reinsurer or insurer. Pursuant to applicable laws and regulations, "control" over an insurer is generally presumed to exist if any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing, 10% or more of the voting securities of that reinsurer or insurer. Indirect ownership includes ownership of our common shares.

        Except in connection with the settlement of trades or transactions entered into through the facilities of the NYSE, our board of directors may generally require any shareholder or any person proposing to acquire our shares to provide the information required under our bye-laws. If any such shareholder or proposed acquirer does not provide such information, or if the board of directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the board of directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request is related. Although these restrictions on transfer will not interfere with the settlement of trades on the NYSE, we may decline to register transfers in accordance with our bye-laws and board of directors resolutions after a settlement has taken place.

Future offerings of debt or equity securities, which may rank senior to our common shares, may restrict our operating flexibility and adversely affect the market price of our common shares.

        If we decide to issue debt securities in the future, they may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may adversely affect the market price of our common shares. Any such debt or preference equity securities will rank senior to our common shares and will also have priority with respect to any distributions upon a liquidation, dissolution or similar event, which could result in the loss of all or a portion of your investment. Our decision to issue such securities will depend on market conditions and other factors beyond our control, and we cannot predict or estimate the amount, timing or nature of our future offerings.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million, or $             million if the underwriters' option to purchase additional shares is exercised in full, after deducting underwriting discounts and commissions and estimated offering expenses.

        We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include (i) capital contributions to support our insurance and reinsurance subsidiaries, and (ii) repaying up to $200 million outstanding under the amended and restated credit facility entered into by us and the lenders parties thereto (our "revolving credit facility"), which matures on May 17, 2021 and which bears interest at a floating rate currently equal to 2.24% per annum.

        We will have broad discretion over the way that we use the net proceeds of this offering received by us. See "Risk Factors—Risks Relating to this Offering and Ownership of Our Common Shares—We have broad discretion to use our net proceeds from this offering and our investment of those proceeds may not yield favorable returns."

 DIVIDEND POLICY

        Our Board of Directors has declared regular quarterly dividends since August 2019. In May 2020, our Board of Directors declared a dividend of $0.16 per share payable on June 12, 2020 to shareholders of record as of June 2, 2020. If this offering closes on or before June 2, 2020, investors in this offering will be entitled to such dividend. If this offering closes after June 2, 2020, investors in this offering will not be entitled to such dividend. This reflects both our commitment to returning capital to our shareholders and the Board's confidence in our business plan. Payment of dividends in the future will depend on our earnings and financial position and such other factors as our Board of Directors deems relevant. Moreover, our ability to continue to pay dividends may be restricted by, among other things, regulatory limits on the amount of dividends that our insurance and reinsurance company subsidiaries are permitted to pay to us, as their parent company, under applicable insurance laws and regulations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and "Risk Factors—Risks Relating to our Business—Our holding company structure and certain regulatory and other constraints, including adverse business performance, could negatively impact our liquidity and potentially require us to raise more capital." in our Annual Report on Form 10-K for the year ended December 31, 2020. In addition, under the Companies Act, we may only declare or pay a dividend if, among other matters, there are reasonable grounds for believing that we are, and would after the payment be, able to pay our respective liabilities as they become due and that the realizable value of our assets will, and after the payment would, exceed our liabilities.

RECENT DEVELOPMENTS

        The following tables set forth, as of the dates and for the periods indicated below, (i) the number and percentage of mortgage loans we insure that were reported to have missed at least two consecutive payments of principal and interest, including forbearance-related delinquencies as a result of COVID-19, (ii) our insurance in-force and (iii) our new insurance written.

        This information regarding new delinquencies and cures is reported to Essent Guaranty from loan servicers. Default reporting, particularly on a monthly basis, may be affected by several factors, including the date on which the report is generated and transmitted to Essent Guaranty, updated information submitted by servicers and by the timing of servicing transfers.

        Based on the current level of delinquencies reported to us, we believe that our insurance-linked note transactions, referred to as ILNs, will likely be subject to a "trigger event" beginning as of June 25, 2020. The amortization of principal of the notes will be suspended upon the occurrence and during the continuation of a trigger event.

	As of March 31, 2020	As of April 30, 2020	As of May 26, 2020
# of Defaults	5,841	7,511	27,411
Default Rate(1)	0.83%	1.06%	3.85%
Insurance-in-force(2)	$165,615,503	$166,131,431	$167,994,255

(1)
Default rate calculated as a percentage of the number of mortgage insurance policies in-force as of the applicable date of determination.

(2)
Dollars in thousands.

($ in thousands)	Month Ended April 30, 2020	May 1 through May 26, 2020
New insurance written	$6,828,300	$6,832,155

CERTAIN TAX CONSIDERATIONS

        The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of certain tax considerations (a) under "—Taxation of the Company and Subsidiaries—Bermuda" and "—Taxation of Shareholders—Bermuda Taxation" is based upon the advice of Conyers Dill & Pearman Limited, and (b) under "—Taxation of the Company and Subsidiaries—United States" and "—Taxation of Shareholders—United States Taxation," is based upon the advice of Willkie Farr & Gallagher LLP, New York, New York (and the advice of such firms does not include accounting matters, or determinations or conclusions relating to the business or activities of the Company or statements as to the Company's belief). The summary is based upon current law and is for general information only. The tax treatment of a holder of our common shares, or of a person treated as a holder of our common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. In addition, legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to us or to holders of our common shares.

        PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING COMMON SHARES.

U.S. Tax Reform

        Recent tax reform commonly referred to as The Tax Cuts and Jobs Act (the "2017 Act") was passed by the U.S. Congress and was signed into law on December 22, 2017, with certain provisions intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections and U.S. persons investing in such companies. For example, the 2017 Act includes a base erosion anti abuse tax (the "BEAT") that could make affiliate reinsurance between United States taxpaying and other non-U.S. members of the Company economically unfeasible. As discussed in more detail below, the 2017 Act also revised the rules applicable to passive foreign investment companies ("PFICs") and controlled foreign corporations ("CFCs"). Although the Company is currently unable to predict the ultimate impact of the 2017 Act on the Company's business, shareholders and results of operations, it is possible that the 2017 Act may affect the timing, character and amount of U.S. federal income taxes imposed on certain U.S. shareholders. Further, it is possible that other legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on us. Additionally, tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business or whether a company is a CFC or a PFIC or has related party insurance income ("RPII") are subject to change, possibly on a retroactive basis. There are currently only recently proposed regulations regarding the application of the PFIC rules to an insurance company. Additionally, the regulations regarding RPII have been in proposed form since 1991. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. The Company cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Taxation of the Company and Subsidiaries

Bermuda

        Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. The Company has obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the Company or to any of their operations or their shares, debentures or other obligations, until March 31, 2035. The Company could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not intended to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to the Company. The Company pays an annual Bermuda government fee. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

United States

        The following discussion is a summary of certain U.S. federal income tax considerations relating to our operations. A non-U.S. corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. federal income tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether a trade or business is being conducted in the United States is an inherently factual determination. As the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the U.S. Internal Revenue Service (the "IRS") will not contend successfully that Essent Group and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A non-U.S. corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates on the portion of its income that is treated as effectively connected with the conduct of that U.S. trade or business ("ECI"), as well as the branch profits tax on its dividend equivalent amount, generally, the ECI (with certain adjustments) deemed withdrawn from the United States, unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on ECI computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. Essent Group and Essent Re file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that either company is subject to U.S. federal income tax. The highest marginal U.S. federal income tax rates currently are 21% for a corporation's effectively connected income and 30% for the additional "branch profits" tax.

        If Essent Re is entitled to the benefits under the income tax treaty between Bermuda and the United States (the "Bermuda Treaty"), Essent Re would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued, and the determination of whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. Essent Re currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

        An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain that Essent Re will be eligible for Bermuda Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of Essent Group's shareholders. Essent Group would not be eligible for treaty benefits because it is not an insurance company. Accordingly, Essent Group and Essent Re have conducted and intend to conduct substantially all of their foreign operations outside the United States and to limit their U.S. contacts so that neither Essent Group nor Essent Re should be treated as engaged in the conduct of a trade or business in the United States, although no assurances can be provided.

        Non-U.S. insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If a non-U.S. insurance subsidiary is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of a tax treaty with the United States (because it fails to satisfy one of the limitations on treaty benefits), the Code could subject a significant portion of such company's investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If Essent Re is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of Essent Re's investment income could be subject to U.S. income tax.

        The United States also imposes an excise tax on insurance and reinsurance premiums ("FET") paid to non-U.S. insurers or reinsurers that are not eligible for the benefits of a U.S. income tax treaty that provides for an exemption from the FET with respect to risks (i) of a U.S. entity or individual located wholly or partially within the United States and (ii) of a non-U.S. entity or individual engaged in a trade or business in the United States, located within the United States ("U.S. Situs Risks"). The rates of tax are 4% for non-life insurance premiums and 1% for reinsurance premiums. The Bermuda Treaty does not eliminate the FET on premiums ceded to Bermuda residents with respect to U.S. Situs Risks.

        Non-U.S. corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. income tax imposed by withholding on certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the U.S. (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties.

        Essent US Holdings, Inc. ("Essent Holdings") and each of its subsidiaries are subject to income taxes imposed by U.S. law and file a U.S. federal consolidated income tax return. In the event Essent Holdings pays a dividend to its parent company, Essent Irish Intermediate Holdings Limited, withholding taxes at a rate of 5% under the U.S./Ireland tax treaty would likely apply assuming Essent Holdings avails itself of treaty benefits under the U.S./Ireland tax treaty. Absent treaty benefits, the withholding rate on any outbound dividends would be 30%. Although management intends to meet all the criteria for treaty benefits under the U.S./Ireland tax treaty, there can be no guarantees that the higher 30% rate would not be imposed by the IRS.

        The FATCA provisions of the Hiring Incentives to Restore Employment Act of 2010 and regulations issued thereunder require certain foreign financial institutions ("FFIs") (which may include Essent Group or Essent Re) to enter into an agreement with the IRS to disclose to the IRS the name, address, tax identification number, and other specified information of certain U.S. and non-U.S. persons who own a direct or indirect interest in the FFI and to withhold on account holders that fail to provide such information, or otherwise be subject to a 30% withholding tax with respect to (i) certain U.S. source income (including interest and dividends) and withholdable payments and (ii) "passthru payments" (generally, withholdable payments and payments that are attributable to withholdable payments) made by FFIs; such requirements may be modified by an applicable intergovernmental agreement. Additionally, if Essent Group or Essent Re is characterized as an FFI and does enter into such an agreement with the IRS, a 30% withholding tax could be imposed on shareholders that do not provide the required information (without any gross-up) or, if the shareholders are, themselves, FFIs, certification that they have entered into their own agreements with the IRS. Further, if Essent Group and Essent Re are not characterized as FFIs, each may be characterized as a passive non-financial foreign entity, in which case it may be subject to such 30% withholding tax on certain payments unless it either provides information to withholding agents with respect to its "substantial U.S. owners" or makes certain certifications.

        For these purposes, an FFI is generally a non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) holds financial assets for the accounts of others as a substantial portion of its business, (iii) is engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such securities, partnership interests or commodities, (iv) is an insurance company that issues, or is obligated to make payments with respect to, a cash value insurance or annuity contract or (v) is an entity that is a holding company or treasury center that is part of an expanded affiliated group that includes a depository institution, custodial institution, insurance company, or certain other entities, or is formed in connection with or availed of by an investment vehicle established with an investment strategy of investing, reinvesting or trading in financial assets. The U.S. Treasury has issued regulations to implement this legislation. Under current guidance, this withholding tax is currently imposed with respect to payments of certain types of income and recently proposed Treasury Regulations provide that this withholding tax will not be imposed with respect to payments of proceeds from the sale of certain types of property. A withholding tax under FATCA will not apply to passthru payments before the date that is two years after the date that final Treasury Regulations define the term "passthru payment". Taxpayers are permitted to rely on these provisions of the proposed Treasury Regulations until final Treasury Regulations are published.

        The Bermuda government has entered into an intergovernmental agreement with the United States (a "Model 2 IGA"). If Essent Group or Essent Re is treated as an FFI for purposes of FATCA, under the Model 2 IGA, it will be directed to register with the IRS and enabled to comply with the requirements of FATCA, including due diligence, reporting and withholding. Assuming registration and compliance pursuant to such intergovernmental agreement, an FFI would be treated as compliant with FATCA and not subject to withholding.

        Essent Group and Essent Re may be subject to the requirements imposed on FFIs or passive non-financial foreign entities under FATCA and will use reasonable efforts to avoid the imposition of a withholding tax under FATCA, which may include entering into an agreement with the IRS.

Taxation of Shareholders

Bermuda Taxation

        Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to the holders of the common shares.

United States Taxation

        The following summary sets forth certain U.S. federal income tax considerations related to the purchase, ownership and disposition of the common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase their common shares pursuant to this offering, who did not own (directly, indirectly through non-U.S. entities, or constructively) shares of Essent Group prior to such offering and who hold their shares as capital assets within the meaning of section 1221 of the Code. The following discussion is only a discussion of certain U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder's specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities or currencies, tax-exempt organizations, expatriates, partnerships or other pass-through entities (or investors in such entities), persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as a "10% U.S. Shareholder" for purposes of the CFC rules of the Code (generally, a U.S. Person who owns or is deemed to own (directly, indirectly through non-U.S. entities or by attribution by application of the constructive ownership rules of Section 958(b) of the Code) 10% or more of the total combined voting power of all classes of the shares of a non-U.S. corporation entitled to vote or 10% or more of the total value of all classes of shares of the non-U.S. corporation), U.S. accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code), or persons who hold their shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated under the Code ("Treasury Regulations") and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any non-U.S. government. Persons considering making an investment in common shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the common shares, the tax treatment of the partners will generally depend on the status of the partner and the activities of the partnership. If you are a partner of an entity treated as a partnership owning our shares, you should consult your tax advisor.

        For purposes of this discussion, the term "U.S. Person" means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

        Taxation of Distributions.    Subject to the discussions below relating to the potential application of the CFC, RPII, and PFIC rules, cash distributions, if any, made with respect to the common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of the Company (as computed using U.S. tax principles). To the extent such distributions exceed the Company's earnings and profits, they will be treated first as a return of the shareholder's basis in their shares to the extent thereof, and then as gain from the sale of a capital asset. If, as expected, the Company does not compute its earnings and profits under U.S. tax principles, all distributions will be characterized as dividends for U.S. federal income tax purposes. Dividends paid by us to U.S. Persons who are corporations will not be eligible for the dividends received deduction. Dividends paid by us on our common shares to non-corporate U.S. persons should be eligible for reduced rates of taxation as "qualified dividend income," provided we are not characterized as a PFIC and certain other requirements, including stock holding period requirements, are satisfied. Qualified dividend income is subject to tax at long-term capital gains rates rather than the higher rates applicable to ordinary income.

        Dividends that exceed certain thresholds in relation to a shareholder's tax basis in the common shares could be characterized as an "extraordinary dividend" under the Code. A non-corporate holder of our common shares that receives an extraordinary dividend will be required to treat any losses on the sale of our common shares as long-term capital losses to the extent of the extraordinary dividends such shareholder receives that are treated as qualified dividend income.

        Classification of Essent Group or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations.    Each 10% U.S. Shareholder (as defined below) of a non-U.S. corporation that is a CFC at any time during a taxable year and who owns shares in the CFC (directly, indirectly through non-U.S. entities, or constructively) on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income" and global intangible low taxed income ("GILTI") (described below) for such taxable year, even if the subpart F income or GILTI is not distributed. Subpart F income of a non-U.S. insurance corporation typically includes foreign personal holding company income, such as interest, dividends and other types of passive income, as well as insurance and reinsurance income, including underwriting and investment income ("Subpart F insurance income"), and GILTI is generally business income of the CFC (other than Subpart F income, effectively connected income and certain other categories of income) reduced by 10% of the adjusted tax basis of the CFC's depreciable tangible personal property (based on a computation that generally aggregates all of a 10% U.S. Shareholder's GILTI from its investments in CFCs) that is potentially subject to further reductions depending on the nature of the applicable 10% U.S. Shareholder. The amount of any Subpart F income inclusion would be limited by such 10% U.S. Shareholder's share of the CFC's current-year earnings and profits as reduced by the 10% U.S. Shareholder's share, if any, of certain prior-year deficits in earnings and profits, and a 10% U.S. Shareholder recognizing Subpart F income would increase the basis in its shares by the amount of Subpart F income included in income. Amounts distributed out of previously taxed Subpart F income would be excluded from the 10% U.S. Shareholder's income, and the 10% U.S. Shareholder's basis in the shares would be reduced by the amount so excluded. In addition, as discussed below, gain recognized by a 10% U.S. Shareholder on the sale of stock of a CFC may be re-characterized as a dividend and taxed as ordinary income rather than as capital gain, to the extent of the 10% U.S. Shareholder's share of the CFC's earnings and profits.

        A non-U.S. corporation is considered a CFC if 10% U.S. Shareholders own, directly, indirectly through non-U.S. entities, or constructively more than either 50% of the total combined voting power of all classes of stock of such non-U.S. corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, a CFC also includes a non-U.S. company that earns insurance income in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all stock is owned by 10% U.S. Shareholders on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts (other than certain insurance or reinsurance related to same country risks written by certain insurance companies not applicable here) exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks.

        The 2017 Act expanded the definition of 10% U.S. Shareholder to include ownership by value (rather than just vote as under prior law), so provisions in Essent Group's organizational documents that cut back voting power to potentially avoid 10% U.S. Shareholder status will no longer mitigate the risk of 10% U.S. Shareholder status.

        We believe that because of the dispersion of Essent Group's share ownership and other factors, no U.S. Person who owns shares of Essent Group directly or indirectly through one or more non-U.S. entities should be treated as owning (directly, indirectly through non-U.S. entities, or constructively) 10% or more of the total voting power or value of all classes of shares of Essent Group or any of its non-U.S. subsidiaries. However, Essent Group's shares may not be as widely dispersed as we believe due to, for example, the application of certain ownership attribution rules, and no assurance may be given that a U.S. Person who owns shares of Essent Group will not be characterized as a 10% U.S. Shareholder.

        The RPII CFC Provisions.    The following discussion generally is applicable only if the Gross Income Exception (defined below) and the 20% Ownership Exception (defined below) are not met. Although we cannot be certain, the Company believes that Essent Re should meet the 20% Gross Income Exception for each taxable year for the foreseeable future, although no assurances can be provided.

        RPII is any "insurance income" (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII shareholder" (as defined below) or a "related person" (as defined below) to such RPII shareholder. In general, and subject to certain limitations, "insurance income" is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a U.S. insurance company. For purposes of inclusion of the RPII of Essent Re in the income of RPII shareholders, unless an exception applies, the term "RPII shareholder" means any U.S. Person who owns (directly or indirectly through non-U.S. entities) any amount of Essent Re's shares. Generally, the term "related person" for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder.

        Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation's pension plan is ordinarily not a "related person" with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. Essent Re will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through non-U.S. entities, or constructively) 25% or more of the shares of Essent Re by vote or value.

        RPII Exceptions.    The special RPII rules do not apply to Essent Re if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of Essent Re (the "20% Ownership Exception"); (ii) RPII, determined on a gross basis, is less than 20% of the gross insurance income of Essent Re for the taxable year (the "20% Gross Income Exception"); (iii) Essent Re elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and meet certain other requirements; or (iv) Essent Re elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Essent Re does not intend to make either of these elections. Where none of these exceptions applies, each U.S. Person owning (directly or indirectly through non-U.S. entities) any shares in Essent Group (and therefore, indirectly, in Essent Re) on the last day of Essent Re's taxable year on which it is a CFC under the RPII rules will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of Essent Re for the portion of the taxable year during which Essent Re was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person's share of Essent Re's current-year earnings and profits as reduced by the U.S. Person's share, if any, of certain prior-year deficits in earnings and profits. The amount of RPII includable in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses. As previously noted, Essent Re intends to operate in a manner that is intended to ensure that it qualifies for the 20% Gross Income Exception, although it is possible that we will not be successful in qualifying under this exception.

        Computation of RPII.    In order to determine how much RPII Essent Re has earned in each taxable year, we may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through non-U.S. entities) shares of the Essent Group and are U.S. Persons. The Company may not be able to determine whether any of its underlying direct or indirect insureds to which Essent Re provides insurance or reinsurance are shareholders or related persons to such shareholders.

        Consequently, the Company may not be able to determine accurately the gross amount of RPII earned by Essent Re in a given taxable year. For any year in which the 20% Gross Income Exception and the 20% Ownership Exception do not apply, the Company may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons; to the extent the Company is unable to determine whether a beneficial owner of shares is a U.S. Person, the Company may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders. If, as expected, for each taxable year Essent Re meets the 20% Gross Income Exception, RPII shareholders will not be required to include RPII in their taxable income.

        Apportionment of RPII to U.S. Shareholders.    Every RPII shareholder who owns shares on the last day of any taxable year of Essent Re in which the 20% Ownership Exception and the 20% Gross Income Exception do not apply to Essent Re, should expect that for such year it will be required to include in gross income its share of Essent Re's RPII for the portion of the taxable year during which Essent Re was a CFC under the RPII provisions, whether or not distributed, even though such shareholder may not have owned the shares throughout such period. A RPII shareholder who owns shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of the RPII of Essent Re.

        RPII Basis Adjustments.    A RPII shareholder's tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by Essent Group out of previously taxed RPII income. The RPII shareholder's tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

        Uncertainty as to Application of RPII.    The RPII provisions have never been interpreted by the courts or the U.S. Treasury in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the U.S. Treasury to prescribe "such regulations as may be necessary to carry out the purpose of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." Accordingly, the meaning of the RPII provisions and the application thereof to Essent Re is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investors considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

        Information Reporting.    Under certain circumstances, U.S. Persons owning stock in a non-U.S. corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person who is treated as a RPII shareholder, (ii) a 10% U.S. Shareholder of a non-U.S. corporation that is a CFC at any time during any tax year of the non-U.S. corporation, and who owned the stock on the last day of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a non-U.S. corporation and as a result thereof owns 10% or more of the voting power or value of such non-U.S. corporation, whether or not such non-U.S. corporation is a CFC. The Company will provide to all U.S. Persons registered as shareholders of its shares the relevant information necessary to complete Form 5471 in the event the Company determines this is necessary. Failure to file IRS Form 5471 may result in penalties.

        U.S. Persons holding common shares should consider their possible obligation to file a FinCen Form 114—Foreign Bank and Financial Accounts Report—with respect to the common shares. Additionally, such U.S. Persons should consider their possible obligations to annually report certain information with respect to their interest in the common shares on IRS Form 8938. A U.S. Person holding common shares that acquires common shares from the Company will be required to file a Form 926 or a similar form with the IRS if (i) such person owns immediately after the transfer at least 10% by vote or value of the Company or (ii) the transfer, when aggregated with all related transfers under applicable regulations, exceeds $100,000. In the event that a U.S. Person holding common shares that is required to file such form fails to do so, the U.S. Person could be subject to a penalty of 10% of the cash transferred, generally up to $100,000. U.S. Persons should consult their tax advisors with respect to these or any other reporting requirements which may apply with respect to their purchase, holding and/or sale of the common shares.

        Tax-Exempt Shareholders.    Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity as unrelated business taxable income.

        Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

        Dispositions of Common Shares.    Subject to the discussion below relating to the potential application of section 1248 of the Code and PFIC rules, U.S. Persons that hold common shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange, redemption or other disposition of common shares in the same manner as on the sale, exchange, redemption or other disposition of any other shares held as capital assets. If the holding period for these shares exceeds one year, under current law any gain will generally be subject to tax at a current maximum marginal tax rate of 20% for individuals, not including the tax on "net investment income," described below, and 21% for corporations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute "passive category income" for foreign tax credit limitation purposes.

        Section 1248 of the Code provides that if a U.S. Person sells or exchanges stock in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC's earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power, and other factors, no U.S. shareholder of Essent Group should be treated as owning (directly, indirectly through non-U.S. entities or constructively) 10% or more of the total voting power of Essent Group; to the extent this is the case, the application of section 1248 of the Code under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

        A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, the Company will provide the relevant information necessary to complete the Form.

        Section 1248 of the Code, in conjunction with the RPII rules, also applies to the sale or exchange of shares in a non-U.S. corporation if the non-U.S. corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or the 20% Gross Income Exception or the 20% Ownership Exception applies.

        Existing proposed regulations do not address whether section 1248 of the Code would apply if a non-U.S. corporation is not a CFC but the non-U.S. corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of section 1248 of the Code under the RPII rules should not apply to dispositions of common shares because Essent Group will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the U.S. Treasury will not amend the proposed regulations to provide that these rules will apply to dispositions of common shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of common shares.

        Passive Foreign Investment Companies.    In general, a non-U.S. corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" (the "75% test") or (ii) 50% or more of its assets produce (or are held for the production of) passive income (the "50% test"), and once characterized as a PFIC will generally retain PFIC status for future taxable years with respect to its U.S. shareholders in the taxable year of the initial PFIC characterization.

        If Essent Group were characterized as a PFIC during a given year, each U.S. Person holding shares of Essent Group would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an "excess distribution" with respect to, their shares, unless such person: (i) is a 10% U.S. Shareholder subject to tax under the CFC rules or, (ii) such person made a "qualified electing fund" election or "mark-to-market" election. It is uncertain whether the Company would be able to provide its shareholders with the information necessary for a U.S. Person to make a "qualified electing fund" election. In addition, if Essent Group were considered a PFIC, upon the death of any U.S. individual owning shares, such individual's heirs or estate would not be entitled to a "step-up" in the basis of the shares that might otherwise be available under U.S. federal income tax laws. Further, because a U.S. Person that is a direct (and in certain cases indirect) shareholder of a PFIC is deemed to own its proportionate share of interests in any lower tier PFIC, if Essent Group were treated as a PFIC (and possibly, based upon the 2019 Proposed Regulations described below, if Essent Group were not a PFIC), U.S. Persons holding Essent Group shares generally will be treated as holding indirect interests in lower-tier PFICs owned directly or indirectly by Essent Group.

        In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by Essent Group to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income if Essent Group were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). A U.S. Person that is a shareholder in a PFIC may also be subject to additional information reporting requirements, including the annual filing of an IRS Form 8621.

        For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income derived in the active conduct of an insurance business by a qualifying insurance corporation (defined below) is not treated as passive income. The PFIC provisions also contain a look-through rule under which a non-U.S. corporation shall be treated, for purposes of determining whether it is a PFIC, as if it "received directly its proportionate share of the income..." and as if it "held its proportionate share of the assets..." of any other corporation in which it owns at least 25% of the value of the stock (the "look-through rule).

        Under the look-through rule, Essent Group should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. However, the 2017 Act limits the insurance income exception to a non-U.S. insurance company that would be taxable as an insurance company if it were a U.S. corporation and maintains insurance liabilities of more than 25% of such company's assets for a taxable year (or maintains insurance liabilities that at least equal or exceed 10% of its assets, is predominantly engaged in an insurance business, and satisfies a facts and circumstances test that requires a showing that the failure to exceed the 25% threshold is due to runoff-related or rating-related circumstances) (the "Reserve Test")(a "qualifying insurance corporation"). Essent Re does not currently satisfy the Reserve Test and is not expected to satisfy the Reserve Test in future years. As a result, we believe Essent Re is likely to be characterized as a PFIC. Even if Essent Re is characterized as a PFIC, we believe, based upon the current relative value of its U.S. subsidiaries and non-U.S. subsidiaries, that Essent Group is not, has not been, and currently does not expect to become, a PFIC for U.S. Federal income tax purposes.

        However, recently proposed regulations (the "2019 Proposed Regulations") provide clarification regarding the application of the insurance income exception to the classification of a non-U.S. insurer as a PFIC and provide guidance on a range of issues relating to PFICs, including the application of the look-through rule, the treatment of income and assets of certain U.S. insurance subsidiaries for purposes of the look-through rule and the extension of the look-through rule to 25% or more owned partnerships. The 2019 Proposed Regulations define insurance liabilities for purposes of the Reserve Test, tighten the Reserve Test as well as a statutory cap on insurance liabilities and provide guidance on the runoff-related and rating-related circumstances for purposes of the 10% test. These proposed regulations provide that a non-U.S. insurer will qualify for the insurance income exception only if, among other things, the non-U.S. insurance company's officers and employees perform its substantial managerial and operational activities (taking into account activities of officers and employees of certain related entities in certain cases). The 2019 Proposed Regulations also provide that an active conduct percentage test must be satisfied for the insurance company exception to apply, which test compares the expenses for services of officers and employees of the non-U.S. insurer and certain related entities incurred for the production of premium and certain investment income to all such expenses regardless of the service provider. These proposed regulations will not be effective unless and until adopted in final form.

        Further, the 2019 Proposed Regulations introduce attribution rules that, taken together with other provisions of the regulations, could result in a U.S. Person that directly owns any shares in a non-PFIC being treated as an indirect shareholder of a lower tier PFIC subject to the general PFIC rules described herein. These proposed regulations will not be effective unless and until adopted in final form. We cannot predict the likelihood of finalization of the proposed regulations or the scope, nature, or impact of the proposed regulations on it or its shareholders that are U.S. Persons should they be formally adopted or enacted. There can be no assurance that such new regulations when adopted will not adversely impact Essent Group's PFIC status or U.S. Persons owning Essent Group shares. Further, in the event that future business circumstances (i.e. relative value changes) and/or tax law changes occur, Essent Group may be considered a PFIC. If Essent Group were considered a PFIC or if U.S. Persons owning Essent Group shares were treated as indirect owners of Essent Re under the PFIC attribution rules, it would have material adverse tax consequences for an investor that is subject to U.S. federal income tax consequences.

        U.S. investors are urged to consult their tax advisers and to consider making a "protective" QEF election with respect to Essent Group and Essent Re to preserve the possibility of making a retroactive QEF election. A U.S. Person that makes a QEF election with respect to a PFIC is currently taxable on its pro rata share of the ordinary earnings and net capital gain of such company during the years it is a PFIC (at ordinary income and capital gain rates, respectively), regardless of whether or not distributions were received. In addition, any of the PFIC's losses for a taxable year will not be available to U.S. Persons and may not be carried back or forward in computing the PFIC's ordinary earnings and net capital gain in other taxable years. A U.S. Person generally increases the basis of its PFIC shares, and the basis of any other property of the U.S. Person by reason of which such U.S. Person is considered to indirectly own PFIC shares, by amounts included in such U.S. persons' gross income pursuant to the QEF election. Therefore, an electing shareholder will generally increase the basis of its Common Shares by amounts included in the shareholder's gross income pursuant to the QEF election. A U.S. Person holding Common Shares will be required to file an IRS Form 8621 (which is a form that is required to be filed by holders of equity in a PFIC) for each tax year that it holds Common Shares and Essent Group or Essent Re is characterized as a PFIC, regardless of whether such U.S. Person has a QEF election in effect or receives any excess distribution.

        Medicare Contribution Tax.    A U.S. Person that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax, has modified gross income in excess of certain thresholds, and earns "net investment income" in the relevant taxable year will be subject to a 3.8% tax on the lesser of (1) the U.S. Person's "net investment income" (or "undistributed net investment income" in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Person's modified adjusted gross income for the taxable year over a certain threshold. A U.S. Person's net investment income will generally include its dividend income and its net gains from the disposition of common shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Under the regulations, an inclusion of subpart F income by a 10% U.S. Shareholder will not be treated as a dividend for purposes of calculating this 3.8% tax on "net investment income." However, actual distributions with respect to such income, which as previously taxed income will not be subject to U.S. federal income tax, will be treated as dividends for purposes of calculating net investment income and this 3.8% tax.

        Foreign Tax Credit.    If U.S. Persons own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the "subpart F income," RPII and dividends that are foreign source income will constitute "passive category income" for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

        Information Reporting and Backup Withholding on Distributions and Disposition Proceeds.    Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of our shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person's U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is timely and accurately furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

        We and the underwriters named below will enter into an underwriting agreement with respect to the common shares being offered by this prospectus supplement. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total

        The underwriters are committed to take and pay for all of the common shares being offered, if any are taken, other than the common shares covered by the option described below unless and until this option is exercised. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters have an option to buy up to an additional 1,650,000 common shares from Essent Group Ltd. to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. The underwriters may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commission to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 1,650,000 additional common shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $            per share from the offering price. After the initial offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

        We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives, and we have also agreed not to file any registration statement under the Securities Act (other than on Form S-8 relating to employee benefit plans). This agreement does not apply to any employee benefit plans described herein.

        The representatives, in their discretion, may release our common shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

        Mark Casale, our chief executive officer, has indicated that he may purchase up to approximately 50,000 common shares in this offering, Mr. Casale has no obligations to purchase any of our common shares and any such purchase would be at the same price as the price to the public. The number of shares available for sale to the general public will be reduced to the extent that Mr. Casale purchases such shares. The underwriters will not receive any underwriting discounts or commissions on any shares sold to Mr. Casale.

        Our common shares are listed on the NYSE under the symbol "ESNT".

        In connection with this offering, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common shares while this offering is in progress. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of this offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of common shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $            .

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Certain Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. An affiliate of J.P. Morgan Securities LLC and affiliates of certain of the underwriters are also parties to and lenders under our revolving credit facility.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area and United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of common shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

          (a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

          (c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common shares shall require the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of this provision, the expression an "offer to the public" in relation to any common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

        Each Underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the "FSMA")) received by it in connection with the issue or sale of the common shares in circumstances in which Section 21(1) of the FSMA does not apply to the company or the selling stockholders; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common shares in, from or otherwise involving the United Kingdom.

Canada

        The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the

"SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32")

        Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

        Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the common shares, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the common shares are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

 LEGAL MATTERS

        The validity of the common shares offered in this offering will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain other legal matters relating to the offering will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Various legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus supplement, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws.

        We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the U.S. federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus is a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common shares are listed on the New York Stock Exchange under the ticker symbol "ESNT." Our SEC filings are also available (free of charge) from our website at www.essentgroup.com. Information contained on our website or any other website is not incorporated into this prospectus supplement and does not constitute a part of this prospectus supplement. Document requests may be directed to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. This information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 18, 2020;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statements on Schedule 14A, filed on March 29, 2019 and May 19, 2020;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on May 8, 2020;

  •
  the description of our common shares set forth in our registration statement on Form 8-A/A filed on October 28, 2013, including any and all amendments and reports filed for the purpose of updating that description; and

  •
  any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this prospectus supplement until we terminate this offering.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this prospectus supplement except as so modified and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

PROSPECTUS

ESSENT GROUP LTD.

COMMON SHARES, PREFERENCE SHARES, DEBT SECURITIES,
DEPOSITARY SHARES, WARRANTS, UNITS

        Essent Group Ltd., from time to time, may offer, issue and sell, together or separately, (1) common shares, par value $0.015 per share; (2) preference shares; (3) debt securities; (4) depositary shares; (5) warrants to purchase common shares, preference shares or other securities; and (6) units consisting of two or more classes of the securities registered hereunder.

        This prospectus contains a general description of the securities we may offer. Each time we issue the securities pursuant to this registration statement we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

        Our common shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "ESNT." We expect that any common shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.

        The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution" on page 37 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale of securities by us will also be set forth in the applicable prospectus supplement.

        Consider carefully the "Risk Factors" beginning on page 7, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission (the "SEC") that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

        Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority (the "BMA"), nor any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2018.

ABOUT THIS PROSPECTUS

        Unless the context otherwise indicates or requires, the terms "we," "our," "us," "Essent," and the "Company," as used in this prospectus, refer to Essent Group Ltd. and its directly and indirectly owned subsidiaries, including our primary operating subsidiaries, Essent Guaranty, Inc. and Essent Reinsurance Ltd. When we use the term "Essent Group," we are only referring to Essent Group Ltd. and not its subsidiaries.

        This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer and the general manner in which the securities can be offered. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as "other offering material." A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material tax considerations. We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's public reference room mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act.

        We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

ESSENT GROUP LTD.

        Essent Group was organized as a limited liability company under the laws of Bermuda on July 1, 2008. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our wholly owned primary insurance subsidiary, Essent Guaranty, Inc., received its certificate of authority from the Pennsylvania Insurance Department in July 2009, and subsequently received licenses to issue mortgage insurance in all 50 states and the District of Columbia. Our website address is www.essentgroup.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it to be part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as "anticipate," "may," "will," "could," "should," "would," "expect," "intend," "plan," "goal," "contemplate," "believe," "estimate," "predict," "project," "potential," "continue," "seek," "strategy," "future," "likely" or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

  •
  changes in or to Fannie Mae and Freddie Mac (collectively, the "GSEs"), whether through Federal legislation, restructurings or a shift in business practices;

  •
  failure to continue to meet the mortgage insurer eligibility requirements of the GSEs;

  •
  competition for our customers or the loss of a significant customer;

  •
  lenders or investors seeking alternatives to private mortgage insurance;

  •
  increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration;

  •
  decline in the volume of low down payment mortgage originations;

  •
  uncertainty of loss reserve estimates;

  •
  decrease in the length of time our insurance policies are in force;

  •
  deteriorating economic conditions;

  •
  the scope of recently enacted tax reform and its impact on us, our shareholders and our operations;

  •
  the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs;

  •
  the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance;

  •
  the implementation of the Basel III Capital Accord, which may discourage the use of private mortgage insurance;

  •
  management of risk in our investment portfolio;

  •
  fluctuations in interest rates;

  •
  inadequacy of the premiums we charge to compensate for our losses incurred;

  •
  dependence on management team and qualified personnel;

  •
  disturbance to our information technology systems;

  •
  change in our customers' capital requirements discouraging the use of mortgage insurance;

  •
  declines in the value of borrowers' homes;

  •
  limited availability of capital;

  •
  unanticipated claims arise under and risks associated with our contract underwriting program;

  •
  industry practice that loss reserves are established only upon a loan default;

  •
  disruption in mortgage loan servicing;

  •
  risk of future legal proceedings;

  •
  customers' technological demands;

  •
  our non-U.S. operations becoming subject to U.S. Federal income taxation;

  •
  becoming considered a passive foreign investment company for U.S. Federal income tax purposes;

  •
  potential inability of our insurance subsidiaries to pay dividends; and

  •
  other risks and factors listed under "Risk Factors" and elsewhere in this prospectus.

        For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under "Risk Factors" in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2017, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

 RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. We will retain broad discretion over the use of the net proceeds to us from any sale or resale of the securities described in this prospectus. The net proceeds from any sale of our securities by us under this prospectus will be used for (i) general corporate purposes, including but not limited to working capital and capital expenditures, or (ii) any other purpose specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities or preference shares in the future.

 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        We may from time to time offer under this prospectus, separately or together:

  •
  common shares;

  •
  preference shares, which may be represented by depositary shares as described below;

  •
  debt securities;

  •
  warrants to purchase from us common shares, preference shares or other securities; and

  •
  units, each representing a combination of two or more of the foregoing securities.

DESCRIPTION OF OUR SHARE CAPITAL

        The following description of our share capital is a summary and is based on the provisions of our amended and restated bye-laws (our "bye-laws") and the applicable provisions of the Bermuda Companies Act of 1981 (the "Companies Act"). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our bye-laws and the Companies Act. For information on how to obtain copies of our memorandum of association and bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find More Information."

Authorized and Outstanding Capital Stock

        Essent Group is authorized to issue a total of 233,333,333.333 common shares, with a par value of $0.015 per share.

        As of February 15, 2018, there were 98,094,421 common shares issued and outstanding, and no preference shares were authorized, issued or outstanding.

Preference Shares

        Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

Common Shares

  General

        Our common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. All of our outstanding shares of common shares are fully paid and nonassessable. Our common shares are listed on the NYSE under the symbol "ESNT."

  Dividend Policy

        The board may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder.

  Voting Rights

        In general, and subject to the adjustments described below, holders of our common shares will have one vote for each common share held by them and will be entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

        Under our bye-laws, in the event that a Tentative 9.5% Shareholder (as defined below) exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% Shareholder will constitute less than nine and one-half percent (9.5%) of the voting power of all issued and outstanding shares. The votes of members owning no shares treated as Controlled Shares of any Tentative 9.5% Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above, provided, however, that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% Shareholder. These reductions will be made pursuant to formulas provided in our bye-laws, as applied by the board within its discretion. Under these provisions certain members may have their voting rights limited to less than one vote per share, while other members may have voting rights in excess of one vote per share.

        "Tentative 9.5% Shareholder" means for a U.S. Person that, but for adjustments or restrictions on exercise of the voting power of shares pursuant to our bye-laws, would be a 9.5% Shareholder.

        "Controlled Shares" means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code")) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code); "9.5% Shareholder" means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares. For purposes of this discussion, the term "U.S. Person" means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. trustees have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. Federal income tax purposes or (v) any other person or entity that is treated for U.S. Federal income tax purposes as if it were one of the foregoing.

        In addition, our bye-laws provide that the board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the board reasonably determines that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any member or its affiliates, provided that the board will use reasonable efforts to ensure equal treatment to similarly situated members to the extent possible under the circumstances.

        Our bye-laws authorize us to request information from any member for the purpose of determining whether a member's voting rights are to be adjusted as described above. If, after a reasonable cure period, a member fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the board may eliminate the member's voting rights. A member will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of our controlled shares.

Dividends and Other Distributions

        Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the company's assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of holders of any preference shares. "Contributed surplus" is defined for purposes of section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.

Meetings of Shareholders

        Our annual general meeting is held each year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days' notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that the Chief Executive Officer or the Chairman (if any) or any two directors or any director and the secretary may convene a members meeting. In addition, upon receiving a requisition from the shareholders of at least one tenth (1/10th) of the paid up share capital of the Company, the board shall convene a special general meeting. Under our bye-laws, at least 5 days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares. Questions proposed for the consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.

Voting Rights and Quorum Requirements

        Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Subject to our bye-laws, at any general meeting two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business. Generally, except as otherwise provided in the bye-laws or the Companies Act, at any general meeting, subject to any rights or restrictions attached to the shares, every shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote for each voting share held. No shareholder shall be entitled to vote at a general meeting unless such shareholder has paid all the calls on all shares held by them. Subject to the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast. In the case of an equality of votes the resolution shall fail.

Approval of Corporate Matters by Written Consent

        The Companies Act and our bye-laws provide that shareholders may take action by written resolution signed by the majority of shareholders that would have been required had a meeting occurred and had all shareholders so entitled attended and voted thereat.

Shareholder Proposals

        Under Bermuda law, shareholder(s) may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders.

Shareholder Advance Notice Procedure

        Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of our shareholders.

        These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our Company.

        The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our secretary a timely written notice of the shareholder's intention to do so.

        To be timely, the shareholder's notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice no earlier than 120 days prior to such annual general meeting and no later than the later of 70 days prior to the date of the general meeting or the 10th day following the day on which public announcement of the date of the general meeting was first made by the Company.

        The notice must include the following information:

  •
  the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

  •
  a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

  •
  if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

  •
  such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC's proxy rules if the nominee had been nominated or intended to be nominated, or the matter that had been proposed, or intended to be proposed, by the board of directors;

  •
  if applicable, the consent of each nominee to serve as a director if elected; and

  •
  such other information that the board of directors may request in its discretion.

Number of Directors

        Our bye-laws provide that our board shall consist of such number of directors being not less than two directors and such number in excess as the board may determine. Our board of directors currently consists of nine directors.

Classified Board of Directors

        Our board is divided into three classes, Class I, Class II and Class III. Each class of directors consists of one-third of the total number of directors constituting the entire board. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Removal of Directors

        Our bye-laws provide that a director may be removed only with cause by a majority vote of the shareholders, provided that the notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Duties of Directors

        The Companies Act, which applies to us, authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company's bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our board. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

  •
  a duty to act in good faith in the best interests of the company;

  •
  a duty not to make a personal profit from opportunities that arise from the office of director;

  •
  a duty to avoid conflicts of interest; and

  •
  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

  •
  to act honestly and in good faith with a view to the best interests of the company; and

  •
  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

        Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company's individual shareholders or members, creditors, or any class of either shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Interested Directors

        Bermuda law provides that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the board.

Indemnification of Directors and Officers

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

        We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors' and officers' liability policy for this purpose.

Amendment of Memorandum of Association

        Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

        Amendments to our memorandum of association will require an affirmative vote of the majority of our board and by a resolution of the shareholders including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares in issue.

        These provisions make it more difficult for any person to remove or amend any provisions in our memorandum of association and bye-laws that may have an anti-takeover effect.

Amendment of Bye-laws

        Consistent with the Companies Act, our bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

        In the case of certain bye-laws, including the bye-laws relating to the power to demand a vote on a poll, election and removal of directors, indemnification and exculpation of directors and officers, winding up of the company and amendment of memorandum of association provisions, the required resolutions must include the affirmative vote of at least 66 2/3% of our directors then in office and of at least 66 2/3% of the votes attaching to all shares in issue.

Approval of Certain Transactions

  Amalgamations, Mergers and Similar Arrangements

        The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company's board of directors and by its shareholders. Our bye-laws provide that a simple majority of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting is two persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company.

        Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

        Our bye-laws contain provisions regarding "business combinations" with "interested shareholders."

        Pursuant to our bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board and authorized at an annual or special general meeting by the affirmative vote of at least 66 2/3% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless:

  •
  prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding, those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in an tender or exchange offer.

        The bye-laws define "business combinations" to include the following:

  •
  any merger or consolidation of the Company with the interested shareholder or its affiliates or with any other company, partnership, unincorporated association or other entity if caused by the interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of our assets involving the interested shareholder;

  •
  subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of the Company to the interested shareholder;

  •
  any transaction involving us that has the effect of increasing the proportionate share of any class or series of our shares beneficially owned by the interested shareholder; or

  •
  any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

        An "interested shareholder" is a person that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.

  Takeovers

        An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

        By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

        By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

        Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Inspection of Corporate Records

        Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.

        The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is also required to keep at its registered office a register of directors and officers which is also open to inspection by shareholders and members of the general public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Shareholders' Suits

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company's memorandum of association or bye-laws.

        Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Dissolution

        Under Bermuda law, a solvent company may be wound up by way of a shareholders' voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Certain Bye-law Provisions

        The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons' terms.

Registration Rights

        We are party to an amended and restated registration rights agreement dated November 11, 2014 with certain of our shareholders identified therein, pursuant to which such parties have certain rights with respect to the registration of their shares.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the material terms and provisions of the debt securities that we may issue from time to time and to which any prospectus supplement may relate. Our debt securities are to be issued under a senior debt indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indenture is sometimes referred to herein the "indenture." The particular terms relating to the debt securities, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such security.

        Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information regarding the terms and provisions of the indenture, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference.

General

        The indenture does not limit the aggregate principal amount of the debt securities that we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indenture does not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

        Unless otherwise provided in a prospectus supplement, our debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The indenture will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

        Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings from time to time. Our insurance subsidiaries' ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled and by the GSEs. In addition, the expense-sharing arrangements between us and our insurance subsidiaries have been approved by applicable state insurance departments, and such approvals are subject to change at any time.

        Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us. Because we are a holding company, we rely on dividends from, and permitted payments under tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries' policyholders, trade creditors, preference stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

Terms of the Debt Securities

        The applicable prospectus supplement will describe the specific terms relating to the series of the debt securities the Company will offer, including, to the extent applicable, the following:

  •
  the title and series designation of the debt securities and whether they are senior securities or subordinated securities;

  •
  the ranking of the debt securities;

  •
  the aggregate principal amount of the debt securities, and any limit upon such principal amount;

  •
  the percentage of the principal amount at which the Company will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be mandatory, at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

  •
  the stated maturity date of the debt securities;

  •
  any fixed, variable or pay-in-kind interest rate or rates per annum or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar option;

  •
  the place where principal, premium, if any, and interest or any additional amounts, if any, will be payable and where the debt securities can be surrendered for payment;

  •
  any rights affecting the transfer, exchange or conversion of the debt securities;

  •
  the dates from which interest, if any, may accrue and any interest payment dates and regular record dates or the method by which such date or dates will be determined;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price, terms and conditions upon which the debt securities may be redeemed, in whole or in part, and any remarketing arrangements;

  •
  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

  •
  the events of default and covenants of such debt securities;

  •
  whether the Company will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and the denominations and terms and conditions relating thereto;

  •
  whether the Company will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether the Company will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  the provision of annual and/or quarterly financial information to the holders of the debt securities;

  •
  a discussion of certain U.S. federal income tax and Bermuda law considerations;

  •
  if applicable, the remedies for holders of debt securities;

  •
  the right to make any changes to the indenture or the terms of the debt securities by the Company and what approval, if any, will be required from the holders of the debt securities;

  •
  the provisions for voting on any changes to the indenture or the terms of the debt securities;

  •
  the requirements for the Company to discharge, to defease or to covenant to defease the debt securities;

  •
  certain restrictive covenants, if any, which may, among other things, limit the ability of the Company to: (i) grant liens on our assets, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business; and

  •
  any other specific terms of the debt securities, including any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities.

        The Company will have the ability under the indenture to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The Company is also permitted to issue debt securities with the same terms as previously issued debt securities.

        The Company may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities. The Company may also issue debt securities that are guaranteed by one or more of its subsidiaries, in which case the registration statement to which this prospectus relates will need to be amended to include such guarantees prior to such offering.

Interest, Registration and Transfer

        Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in "registered form" is a security for which the Company or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

        Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the older, except the portion, if any, of such debt security not to be so repaid.

        We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

        Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in "bearer form" is a security for which the Company does not keep a record of the holder. The owner is deemed to be the person holding the security.

        The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

        If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

        We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

        Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture does not contain any provisions that would limit the our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

        You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or our covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and our organizational documents.

Consolidation, Amalgamation, Merger and Sale of Assets

        Unless otherwise described in a prospectus supplement, the indenture provides that the Company may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into the Company, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the Company's obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met.

Events of Default

        Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)   default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;

          (2)   default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

          (3)   default by the Company in the performance, or breach, of any other covenant or warranty of the Company contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

          (4)   certain events relating to bankruptcy, insolvency or reorganization of the Company.

        If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

        The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

        If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

Modification and Waiver

        We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

  •
  reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

  •
  change the Company's obligation to pay additional amounts with respect to any debt security;

  •
  change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the Company to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

  •
  reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of debt securities in the applicable section of the indenture;

  •
  modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

  •
  make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

  •
  modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

  •
  modify any of the above provisions.

        We and the trustee may modify or amend the indenture and debt securities without the consent of any holder in order to, among other things:

  •
  provide for the Company's successor pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  add to the Company's covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

  •
  provide for a successor trustee with respect to debt securities of all or any series;

  •
  cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

  •
  add any additional Events of Default with respect to all or any series of debt securities;

  •
  provide for conversion or exchange rights of the holders of any series of debt securities;

  •
  make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

  •
  provide for any additional guarantees with respect to the debt securities of all or any series; or

  •
  provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.

        The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the Company with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

        Under the indenture, the Company is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The Company is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indenture.

Discharge, Defeasance and Covenant Defeasance

        The Company may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.

        The indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the Company may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

        Such a trust may only be established if, among other things:

          (1)   the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound;

          (2)   no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

          (3)   the Company has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the Company, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

          (4)   with respect to defeasance, the Company has delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over other creditors.

        "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

        "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the Company, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

        If, after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

        "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

        In the event the Company effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

Redemption

        Unless otherwise described in a prospectus supplement relating to any debt securities, the Company may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

        In the case where debt securities of a series provides for the payment of additional amounts, the Company may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in the indenture.

        Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants' accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

        Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

        The indenture provides that if:

          (1)   the depositary for a series of the debt securities notifies the Company that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by us within 90 days of written notice;

          (2)   the Company determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

          (3)   an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

        Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

        If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the Company will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

        The Company will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the indenture to be then due and payable.

        Notwithstanding the foregoing, the Company will not be required to pay any additional amounts for or on account of:

          (1)   any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

          (2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3)   any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (4)   any combination of items (1), (2) and (3).

        In addition, the Company will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

        As further described above under "—Redemption", in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the

Company or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

New York Law to Govern

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

INFORMATION CONCERNING THE TRUSTEE

        The Company may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

        Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF DEPOSITARY SHARES

        We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

        We may offer fractional interests in preference shares, rather than full preference shares. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preference shares. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preference shares, see "Description of Our Share Capital—Preference Shares."

        The shares of any series of preference shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preference shares underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

        The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preference shares to the record holders of depositary shares representing the preference shares in proportion to the number of depositary shares owned by such holders on the relevant record date.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

        Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of preference shares and any money or other property represented by such depositary shares. We will not issue partial preference shares. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of preference shares by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preference shares are withdrawn. Holders of preference shares received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those preference shares.

Redemption of Depositary Shares

        Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preference shares underlying the depositary shares will be convertible or exchangeable into any other class or series of our share capital.

        If the series of the preference shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preference shares held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preference shares that the depositary share bears to the underlying preference shares. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preference shares redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preference Shares

        Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preference shares. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preference shares) will be entitled to instruct the depositary as to how the preference shares underlying the holder's depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.

Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

  •
  there has been a final distribution on the preference shares underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

  •
  the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of preference shares and any redemption of such preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

        The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preference shares are paid by the holders thereof.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preference shares.

        Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF WARRANTS TO PURCHASE COMMON SHARES, PREFERENCE SHARES OR OTHER SECURITIES

        The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

        We may issue warrants to purchase common shares or our preference shares, depositary shares, debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

  •
  the price or prices at which the warrants may be exercised to purchase the securities underlying them;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

  •
  if applicable, the date on and after which the warrants and other securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain United States federal income tax considerations and Bermuda law;

  •
  the procedures and conditions relating to the exercise of the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preference shareholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units consisting of common shares, preference shares, debt securities, warrants, rights or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

  •
  the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

  •
  the terms of any unit agreement governing the units;

  •
  if applicable, a discussion of certain United States federal income tax considerations and Bermuda law; and

  •
  the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

        We may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through underwriters, brokers or dealers;

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through.

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common shares received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation identify;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than the common shares which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preference shares or debt securities on any securities exchange or quotation system; any such listing with respect to any preference shares or any debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering of common shares, preference shares, debt securities or securities that provide for the issuance of common shares upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common shares, preference shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Certain legal matters with respect to U.S. federal law and New York law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. Federal securities laws.

        We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts based on the civil liability provisions of the U.S. Federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the U.S. Federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. Federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common shares are listed on the NYSE under the ticker symbol "ESNT." Our SEC filings are also available (free of charge) from our web site at www.essentgroup.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Document requests may be directed to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 20, 2018;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A to be filed with the SEC on or before April 30, 2018;

  •
  the description of common shares set forth in our registration statement on Form 8-A/A filed on October 28, 2013, including any and all amendments and reports filed for the purpose of updating that description; and

  •
  any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, including any filings after the date of this registration statement until we terminate this offering.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

        To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call us at (441) 297-9901 or write us at the following address: Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary.

11,000,000 Shares

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC	J.P. Morgan

Prospectus Supplement dated May     , 2020